                                LICENSE AGREEMENT
                                -----------------

         AGREEMENT made this 30th day of May, 2001, by and between
HERSHEY FOODS CORPORATION, a Delaware corporation, with its
principal place of business at 100 Crystal A Drive, Hershey,
Pennsylvania 17033 (hereinafter referred to as "Licensor") and
FAMOUS FIXINS, a New York corporation, with its principal place of business at 250 West 57th Street, Suite 1112, New York, New
York 10107 (hereinafter referred to as "Licensee");

                                   WITNESSETH:
                                   -----------

         WHEREAS an affiliate company of Licensor (hereinafter
referred to as "Prime Licensor") owns certain valuable trademarks both federally registered and obtained through common law and has exclusive merchandising rights in such trademarks and has the exclusive right to license the use of such Property (as defined in Paragraph 1(a) below) on various articles of merchandise; and

         WHEREAS Licensor uses and has the right to sublicense the
Property (as defined in Paragraph 1(a) below) pursuant to a
license with Prime Licensor; and

         WHEREAS Licensee desires to utilize the Property upon and
in connection with the manufacture, sale and distribution of certain articles of merchandise hereinafter described;

         THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained and with the intent to be legally bound the parties hereto agree as follows:

         1.       Definitions.  For the purpose hereof:
                  -----------

                  (a)      "Property" means and shall be deemed to include
                            --------
the following:  the names, symbols, trademarks and associated trade dress colors, copyrighted material and logos listed on

                                      -1-

Schedule I, attached hereto.

                  (b)      "Licensed Articles" means the articles of
                            -----------------
merchandise or products listed on Schedule I, attached hereto.

                  (c)      "Retail Sale" means the sale of Licensed
                            -----------
Articles to wholesale outlets, for resale by those outlets, or sale directly to the ultimate consumer at retail outlets or
through mail order or catalogs, with the exception of sales by
Licensor or its affiliates.

                  (d)      "Net Sales" means the total gross price at which
                           -----------
the Licensed Articles are sold by Licensee, less returns and quantity discounts to the extent actually paid or allowed.  In computing Net Sales, no costs incurred in manufacturing, selling, advertising or distributing the Licensed Articles or any indirect expenses shall be deducted, nor shall any deduction be made for cash other discounts or uncollectable accounts.

                  (e)      "Premium" means any article used for the purpose
                            -------
of increasing the sale of, promoting, or publicizing any other product, or any service, including but not limited to sales
force, trade, consumer and fundraising incentives.

         2.       Grant of License.
                  ----------------

                  (a)      Grant:  Subject to the terms and conditions set
                           -----
forth in this License Agreement, Licensor hereby grants to
License the right to utilize the Property in connection with the manufacture, distribution and Retail Sale only upon the Licensed
Articles.
                  (b)      Exclusivity:  Nothing in this Agreement shall be
                           -----------
construed to prevent Licensor or Prime Licensor from granting any other licenses for the use of the Property or from utilizing the
Property in any manner whatsoever.

                  (c)      Territory:  The License hereby granted extends
                           ---------
only to the United States, its territories and possessions.
Licensee agrees that, except as authorized by Licensor as
provided herein, it will not make or authorize any use, direct or indirect, of the Property outside the Territory, and that it will

                                      -2-

not knowingly sell License Articles to persons who intend or are likely to resell them outside the Territory.

                  (d)      Term:  This Agreement shall be effective between
                           ----
the dates listed on Schedule I, attached hereto, unless sooner terminated in accordance with the provisions hereof.

                  (e)      Limitations on Licensee:  No license is granted
                           -----------------------
hereunder for the use of the Property for any purpose other than upon or in connection with the Licensed Articles.  No license is granted hereunder for the manufacture, sale or distribution of
Licensed Articles to be used as Premiums, in combination sales, as giveaways, or to be disposed of under similar methods of
merchandising, and Licensee acknowledges and agrees that it must obtain the prior written approval of Licensor prior to any such use of the Licensed Articles.  The parties agree that the terms of this paragraph are not intended to prevent Licensee from
providing potential customers or their representatives with a sample of the Licensed Articles for the purposes of facilitating the sale thereof.  Licensee shall have no right to sublicense to others the right to use the Property on any articles of
merchandise.

         3.       Rate and Terms of Payment.
                  -------------------------

                  (a)      Rate:  Licensee agrees that it will pay Licensor
                           ----
as royalty a sum equal to the percentage listed on Schedule I, attached hereto, of all Net Sales of Licensed Articles
(hereinafter referred to as the "Royalty Payments").  Royalty
Payments shall be made to Licensor in accordance with Paragraphs
3(d) and 13, infra.

                  (b)      Advance Royalty Payment:  Upon execution of this
                           -----------------------
Agreement by Licensor, Licensee will pay Licensor a
non-refundable Advance Royalty Payment as is listed on Schedule
I, attached hereto, to be credited against Royalty Payments to become due under this Agreement.  Such Advance Royalty Payment shall be made to Licensor in accordance with Paragraph 13, infra.

                  (c)      Minimum Royalty Payment.  Licensee agrees to pay
                           -----------------------

                                      -3-

Licensor a non-refundable Minimum Royalty Payment as listed on
Schedule I, attached hereto, during the term of this Agreement in accordance with Paragraph 13, infra.

                  (d)      Statements and Royalty Payments:   On or before
                           -------------------------------
the last day of each month following the preceding calendar
quarter, Licensee shall submit complete and accurate statements showing the quantity, description and Net Sales price of the individual Licensed Articles distributed and/or sold, by category and trademark, during the preceding quarter, as well as an
itemized list of any deductions, and simultaneously therewith shall make all Royalty Payments thereon.  Such statements and
Royalty Payments shall be made to Licensor in accordance with
Paragraph 13, infra.  The receipt or acceptance by Licensor of any of the statements or Royalty Payments required herein
(including the cashing of any royalty checks) shall not preclude
Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are
discovered in such statements or Royalty Payments, they shall be immediately rectified and appropriate payment made by Licensee.
All Royalty Payments shall be made in U.S. funds.

           4.     Use of Official Licensed Product Logo.      All Licensed
                  -------------------------------------
Articles shall display Licensor's "Official Licensed Product"
logo ("Logo"), as attached hereto as Schedule II.  The Logo shall either be attached to the Licensed Article or its packaging. All,
Licensed Articles submitted for approval in accordance with
Paragraph 5 must include Licensee's proposed placement of the
Logo.

           5.     Approval.  Prior to any use of any Property, Licensee
                  --------
shall submit to Licensor, free of cost, for Licensor's written approval, four (4) samples of each Licensed Article on which the
Property is to appear, all artwork which Licensee intends to use in connection with the Property, and all advertising and
promotional literature which Licensee intends to use for the marketing or merchandising of the Licensed Articles, as well as

                                      -4-

samples of any packaging or labels.  Licensee shall comply with
Licensor's written directions and notices concerning the quality of the Licensed Articles, the artwork associates with the
Property, Licensee's advertising and promotional literature
and/or packaging or labels.  Any article submitted for approval in accordance with this paragraph and Paragraph 13 and not
disapproved within thirty (30) days after receipt shall be deemed to have been approved.  After samples have been approved pursuant to this paragraph, Licensee shall not depart there from without the written consent of Licensor.  Any departure from the approved sample of any Licensed Articles, artwork, advertising, packaging or labeling shall be deemed to be a material breach of this
Agreement.

         6.       Quality Standards.  Licensee agrees that the Licensed
                  -----------------
Articles shall be of a high standard and of such style,
appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Property and the good will pertaining thereto.
Licensee shall comply with all good manufacturing and storage practices and all laws and regulations having application to the advertisement, production, labeling, packaging or sale of the
Licensed Articles and shall provide Licensor and/or Prime
Licensor with written certification that the Licensed Articles meet all specifications required by law, industry standards, and applicable federal, state, and local regulatory bodies.  At
Licensor's and/or Prime Licensor's written request, Licensee agrees to provide Licensor and/or Prime Licensor with the results of all laboratory testing of the Licensed Articles as a condition precedent to the initial production of the Licensed Articles.
Laboratory testing may be performed by Licensee; however,
Licensor and Prime Licensor reserve the right to require Licensee to submit representative samples of the Licensed Articles for testing at an outside testing service of Licensor's and/or Prime
Licensor's choosing.  Licensee shall pay all costs associated

                                      -6-

with any laboratory testing, whether conducted by Licensee or by an outside testing service.  Licensee shall permit Licensor
and/or Prime Licensor reasonable access to Licensee's facilities during regular business hours for the purpose of ascertaining
Licensee's compliance with good manufacturing practices and
Licensor's quality assurance requirements.  Licensor and Prime
Licensor expressly disclaim any liability arising by virtue of any right of consent or approval to, or of any act, product or practice of Licensee; the relationship between the parties being governed by Paragraph 14 and right to indemnification being
governed by Paragraph 11 of this Agreement.

         7.       Records.  Licensee agrees to keep accurate books of
                  -------
account and records covering all transactions relating to the subject matter herein.  Licensor, its duly authorized
representatives and/or an independent certified public accountant of Licensor's choosing shall have the right, at all reasonable hours of the day, to examine such books of account and records in
Licensee's possession or under its control with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for such purposes and for the purpose of making extracts therefrom.  In the alternative, Licensee may, at its option and own expenses, furnish to Licensor promptly a
detailed statement by an independent certified public accountant showing the quantity, descriptions, and Net Sales prices of the
Licensed Articles distributed or sold to the date of demand.  All such books of account and records shall be kept available for at least two (2) years after the termination of this Agreement.
Licensee further agrees, in order to facilitate inspection of its books and records with respect to amounts due, that it will
designate a symbol or number which will be used exclusively in connection with Licensed Articles and with no other articles which Licensee may manufacture, sell or distribute.  In the event that Licensor's duly authorized representatives and/or
independent certified public accountant shall discover a

                                      -6-

discrepancy of five per cent (5%) or more pursuant to any such examination, Licensee shall pay to Licensor the cost of such examination.  The fee for said examination shall be Two Hundred and Fifty Dollars ($250) per day, but in no event shall Licensee be charged in excess of One Thousand Dollars ($1,000) for any individual examination.  Such fee shall be in addition to any arrearages which shall become immediately due and payable upon discovery.

         8.       Protection of the Property.
                  --------------------------

                  (a)      Licensor represents that the Prime Licensor is
the owner of the trademarks or copyrights listed on Schedule I and that Licensor is a licensee thereof with right to sublicense.
 Licensee recognizes the great value of the good will associated with the Property and acknowledges that the Property and all rights therein (including trademark rights and copyrights) and good will attached thereto belong exclusively to Prime Licensor, that the Property has secondary meaning in the minds of the
public, that the Property is well known and recognized by the general public and associated in the public mind with Licensor and Prime Licensor, and that all use of the Property will insure to the benefit of Prime Licensor (or Prime Licensor's grantor).
Licensee agrees that it will not, during the term of this
Agreement or thereafter, attack Licensor's and Prime Licensor's rights in and to the Property or attack the validity of this
Agreement.

                  (b)      License acknowledges that it has received only
a license to use the Property and that this Agreement does not constitute any form of assignment or transfer of ownership in said Property, or the right to register any trademark, trademarks or copyright any material similar to the Prime Licensor's
trademarks or copyrighted material in the United States or in any other country of the world, or the right to use any trademark, trademarks or copyrighted material similar to Prime Licensor's trademarks or copyrighted material, for any nontrademark or

                                      -7-

                  (i)      Licensee shall fail to make any Royalty
Payment due hereunder or to deliver any of the statements
herein referred to, and if such default shall continue for
a period of the (10) days after written notice of such
default is sent by Licensor to Licensee via certified or
registered mail, overnight courier or facsimile with
confirmatory letter sent via certified or registered mail.

                  (ii)     Any transfer of Licensee's interest in
this Agreement is made by execution or similar legal
process, if a petition shall be filed by or against
Licensee to adjudicate Licensee a bankrupt or insolvent
under any federal or state law, if a receiver or trustee
shall be appointed for the Licensee's business or assets,
if a petition shall be filed by or against Licensee under
any provision of state or federal law for a corporate
reorganization or any arrangement with Licensee's
creditors, if Licensee shall make an assignment or deed of
trust for the benefit of its creditors or if in any manner
Licensee's interest under this Agreement shall pass to
another by operation of law.  In the event this license is
so terminated, Licensee, its receivers, representatives,
trustees, agents, administrators, successors, and/or
assigns shall have no right to sell, exploit or in any way
deal with any of the Licensed Articles or any carton,
container, packing or wrapping material, advertising,
promotional or display material pertaining thereto, except
with and under the special written consent and
instructions of Licensor, which they shall be obligated to
follow.

                  (iii)  Licensee shall fail to perform any term or
condition of this Agreement.

                  (iv)   Licensee shall use the Property in any
manner likely to deceive or mislead the public, to
endanger the validity of the Property, or to damage or

                                      -9-

as provided herein.  Licensee acknowledges that its failure to cease the manufacture, sale or distribution of the Licensed
Articles or the use of the Property at the termination or
expiration of this Agreement will result in immediate and
irremediable damage to Licensor and Prime Licensor and to the rights of any subsequent licensee.  Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease use, manufacture, sale or distribution, and Licensee agrees that, in the event of such failure, Licensor and Prime
Licensor shall be entitled to equitable relief by way of
temporary and permanent injunctions and such other further relief as any court of competent jurisdiction may deem just and proper.
Termination of the license under the provisions of this Agreement shall be without prejudice to any rights which Licensor and Prime
Licensor may otherwise have against Licensee.  Upon the
termination of this License, notwithstanding anything to the contrary herein, all Royalty Payments on Retail Sales theretofore made shall become immediately due and payable, no Advance or
Minimum Royalty Payments shall be refunded by licensor, and
balances owing on guarantees shall become immediately due and payable.

         11.      Indemnification.  Licensee hereby indemnifies
                  ---------------
Licensor and Prime Licensor and agrees to be solely responsible for and to hold Licensor and Prime Licensor harmless from any claims, demands, suits, causes of action, loss or damage arising out of the design, use, manufacture, sale, storage or advertising of the Licensed Articles or otherwise having any connection or alleged to have any connection therewith.  Licensee shall obtain and maintain, at its own expense, commercial general liability insurance, product liability insurance, advertising insurance, and contractual liability insurance.  Such insurance shall
provide coverage for any claims, suits, loss or damage arising or alleged to arise out of any of Licensor's, Prime Licensor's or
Licensee's activities having any connection or alleged to have

                                      -11-

any connection with its activities under this Agreement. Such insurance shall be written by a reputable insurance company
authorized to do business in the Commonwealth of Pennsylvania, shall list Licensor and Prime Licensor as additional named
insureds thereunder and shall require thirty (30) days written notice to be given to Licensor prior to any cancellation or
material change thereof.  The limits of such insurance shall not be less than One Million Dollars ($1,000,000) each occurrence for personal injury or death and property damage, with a general aggregate not less than Two Million Dollars ($2,000,000), and a product/completed operations aggregate of not less than Two
Million Dollars ($2,000,000).  Licensee shall provide Licensor with a fully paid Certificate of Insurance evidencing the same for Licensor's approval upon execution of this Agreement.  For purposes of this paragraph's indemnification and insurance
provisions, "Licensor" shall also include the officers,
directors, agents, and employees of the Licensor, or any of its subsidiaries or affiliates.

         12.      Distribution Requirements.    Licensee agrees to use
                  -------------------------
its best efforts to sell, distribute and supply the Licensed
Articles within the Territory hereof.  Licensee further
undertakes to make and maintain reasonable arrangements for the broadest possible distribution of Licensed Articles throughout such Territory through all regular channels of distribution for
Retail Sales to consumers and organizations, including but not limited to: companies selling through mail order catalogs,
companies consisting of or operating groups of stores or
department stores commonly known as "chains", independently run stores, and wholesale distributors selling to retail outlets.
Licensee agrees to maintain an adequate inventory of the Licensed

                                      -12-

Articles as an essential part of its distribution program.  In the event Licensor advises Licensee that a special promotional effort is to take place in one individual store or chain,
Licensee agrees to make arrangements for the supply of Licensed
Articles to said store or chain in such quantities as may be required for such effort.  Licensee will not sell Licensed
Articles to any retail outlet within any area to the exclusion of other retail outlets that may desire to purchase Licensed
Articles and whose credit rating and sales merchandising policies warrant such sale.

         13.      Notices.  All notices and statements to be given, all
                  -------
product samples submitted for approval, and all payments to be made hereunder, shall be given or made at the respective
addresses of the parties as set forth below, unless notification of a change of address is given in writing.  Any notice shall be sent by prepaid registered or certified mail, overnight courier with guaranteed next day delivery or facsimile with confirmation sent by certified or registered mail, and shall be deemed to have been given at the time it is mailed or sent.

If to Licensor:                     Hershey Foods Corporation
                                    c/o Hershey Direct
                                    200 East Hershey Park Drive
                                    PO Box 801
                                    Hershey, PA 17083
                                    Attention:  Dawn Colon

If to Licensee:                     Famous Fixins, Inc.
                                    250 W. 57th St.
                                    # 1112
                                    NY, NY 10107
                                    Attn.:  Jason Bauer

         14.      No Joint Venture.  Nothing herein contained shall be
                  ----------------
construed to place the parties in the relationship of partners or joint ventures or principal and agent or employer and employee, and Licensee shall have no power to obligate or bind Licensor in any minter whatsoever.

         15.      Renewal.  Both Licensor and Licensee shall have the
                  -------
option, by written notice to the other thirty (30) days prior to

                                      -13-

expiration, to renew this Agreement for an additional period of twelve (12) months from the date of expiration of the term
hereof, provided this Agreement has not been terminated in
accordance with the provisions hereof and Licensee shall have paid Licensor Royalty Payments equal to or greater than the
Minimum Royalty Payment for the term just ended.  If the party receiving notice of renewal does not reject such renewal by
written notice within thirty (30) days of mailing, this Agreement will be renewed, subject to all the terms and conditions
expressed in this Agreement.

         16.      Commercial Production.  Licensee shall begin
                  ---------------------
commercial production of each Licensed Article set forth in
Paragraph 2(a) hereof on which the Property is to appear within one hundred eighty days (180) from the effective date of this
Agreement, time being of the essence.  In the event Licensee shall not begin commercial production within that time, Licensor, at its sole option and in its absolute discretion, shall have the right to terminate this Agreement as to that Licensed Article by giving written notice thereof to take effect immediately.

         17.      Infringement.  Licensee shall have no right to bring
                  ------------
any action for infringement of the Property by third parties without the prior written authorization of Licensor.  Licensor and Prime Licensor shall not be obligated to take any action or to authorize Licensee to take any action for trademark or
copyright infringement against third parties who are or may be infringing the Property except as Licensor and/or Prime Licensor, in their sole option and in their absolute discretion, shall deem advisable.

         18.      Excuse for Non-Performance.  Licensor and Licensee
                  --------------------------
shall be released from their obligations hereunder and this
License shall terminate in the event that governmental
regulations or other causes arising out of a state of national emergency or war or causes beyond the control of the parties render performance impossible and one party so informs the other

                                      -14-

in writing of such causes and its desire to be so released.  In such events, all Royalty Payments on Retail Sales theretofore made shall become immediately due and payable, and no Advance or
Minimum Royalty Payments shall be refunded by Licensor.

         19       Entire Agreement.  This Agreement constitutes the
                  ----------------
entire Agreement and understanding between the parties hereto and terminates and supersedes any prior agreement or understanding, oral or written, between Licensor and Licensee.  None of the provisions of this Agreement can be waived or modified except in writing signed by both parties, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein.

         20.      No Assignment.  This Agreement and any rights herein
                  -------------
granted are personal to Licensee and shall not be assigned,
sublicensed or encumbered by Licensee by operation of law
(including a merger of Licensee into another entity or the
transfer of a controlling interest of Licensee's stock) or
otherwise without Licensor's written consent, the granting of which will be in Licensor's sole discretion.

                  Licensee has informed Licensor that Licensee has
entered into a letter of intent with a Delaware corporation and a
Texas corporation (collectively referred to as "Merger
Candidate"), involving a transaction the result of which will be the acquisition by the Merger Candidate of substantially all of the operating assets of Licensee, and the assumption by the
Merger Candidate of substantially all existing liabilities of
Licensee.  The final structure of the proposed transaction, i.e., merger, asset purchase, share exchange or otherwise, has yet not been determined.  Licensor hereby consents to the Licensee's right to assign or otherwise transfer its rights and obligations under such transaction with the Merger Candidate.  The parties agree that such a transaction and/or transfer and/or assignment will not be deemed a breach of Section 9, or any other provision, of the License Agreement.

                                      -15-

         21.      Applicable Law.  This Agreement shall be construed in
                  --------------
accordance with the laws of the Commonwealth of Pennsylvania
(without reference to the principles of conflicts of laws).  The parties hereby agree to submit themselves to the personal
jurisdiction of the federal and state courts of Pennsylvania and that any dispute arising under this Agreement shall be brought only before and heard by such courts.

         22.      No Waiver.  No waiver by either party of a breach or
                  ---------
a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

         23.      Illegality of Any Term or Condition.  Should any
                  -----------------------------------
court find any term or condition of this Agreement illegal,
invalid, void, voidable or otherwise unenforceable, no other, otherwise legal and enforceable, provision shall thereby become unenforceable.

         24.      Captions.  The captions used in connection with the
                  --------
paragraphs and subparagraphs of this Agreement are inserted only for the purpose of reference.  Such captions shall not be deemed to govern, limit, modify or in any manner affect the scope,
meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise by given any legal effect.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed the day and year first above written.

FAMOUS FIXINS                             HERSHEY FOODS CORPORATION

By: /s/ Jason Bauer                       By: /s/ Burton H. Snyder
    ---------------                           -----------------------
                                                   Burton H. Snyder

Title:   President                        Title:
       ------------                             ---------------------
                                                   Assistant Secretary

                                   SCHEDULE I

PROPERTY
--------

HERSHEY'S
JOLLY RANCHER

LICENSED ARTICLES
-----------------

LIP BALM

TERM
----

June 1, 2001 TO May 31, 2003

RATE
----

SEVEN PERCENT (7%)

ADVANCE ROYALTY PAYMENT
-----------------------

$2,500.00

MINIMUM ROYALTY PAYMENT
-----------------------

$5,000.00

                                      -17-

                                   SCHEDULE II

[Logo:  HERSHEY'S OFFICIAL LICENSED PRODUCT]